                                                                    EXHIBIT (14)

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We  hereby  consent  to the  incorporation  by  reference  in this  Registration
Statement on Form N-14 of our reports  dated  February 14, 2006 and February 15,
2007,  and July 18, 2006,  relating to the  financial  statements  and financial highlights  which appear in the December 31, 2005 and December 31, 2006, and May
31, 2006 Annual Reports to  Shareholders  of the American  Century  Quantitative
Equity Funds, Inc. and American Century Municipal Trust, respectively, which are also incorporated by reference into the Registration  Statement. We also consent to the references to us under the headings  "Representations and Warranties" and
"Financial Highlights" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
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PricewaterhouseCoopers LLP

Kansas City, Missouri
March 29, 2007